Exhibit (l)(2)

2049 Century Park East Los Angeles, CA 90067 United States +1 310 552 4200 www.kirkland.com	Facsimile: +1 310 552 5900

May 1, 2024

Ares Capital Corporation

245 Park Avenue, 44th Floor

New York, New York 10167

Re: Registration Statement of Ares Capital Corporation on Form N-2

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special counsel to Ares Capital Corporation, a Maryland corporation (the “Company”), in connection with the preparation of a registration statement on Form N-2, as amended or supplemented (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on May 1, 2024, relating to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), by the Company of the following securities (the “Securities”) of the Company: (i) debt securities (the “Debt Securities”), (ii) preferred stock (the “Preferred Stock”), (iii) common stock, par value $0.001 per share (the “Common Stock”), (iv) warrants representing rights to purchase Common Stock, Preferred Stock or Debt Securities, separately or as units comprised of any combination of the foregoing (the “Warrants”), (v) subscription rights to purchase Common Stock (the “Subscription Rights”) and (vi) units including a combination of any of the foregoing securities (the “Units”). The offering of the Securities will be as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and in amounts, at prices and on other terms to be determined by the Company at the time of offering and to be set forth in an amendment or amendments to the Registration Statement and the Prospectus and/or in one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

The Debt Securities will be issued in one or more series pursuant to (i) the Indenture dated as of October 21, 2010, between the Company and U.S. Bank Trust Company, National Association, successor in interest to U.S. Bank National Association, as trustee (the “Existing Trustee”), and any supplemental indenture, as may be agreed from time to time between the Company and the Existing Trustee (such indenture, as it may be amended and supplemented from time to time, the “Existing Indenture”), or (ii) an indenture in the form of the Form of Indenture attached to the Registration Statement, between the Company and the Existing Trustee, and any supplemental indenture, as may be agreed from time to time between the Company and the Existing Trustee (such indenture, as it may be amended and supplemented from time to time, the “Form Indenture”), or (iii) an indenture to be entered into between the Company and a trustee (together with the Existing Trustee, the “Trustee”), and any supplemental indenture as may be agreed from time to time between the Company and such Trustee (such indenture, as it may be amended and supplemented from time to time, the a “New Indenture”). The Warrants will be issued under one or more warrant agreements (the “Warrant Agreements”), to be entered into between the Company and a bank or trust company as warrant agent (the “Warrant Agent”). The Subscription Rights will be issued under one or more subscription rights agreements (the “Subscription Rights Agreements”), to be entered into between the Company and a bank or trust company as rights agent (a “Rights Agent”). The Units will be issued under one or more Securities Agreements (as defined below) between the Company and the applicable Agent (as defined below).

As such counsel, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Registration Statement to which this letter is an exhibit and the exhibits thereto, (ii) the Existing Indenture and all supplemental indentures to the Existing Indenture, (iii) the Form Indenture, and (iv) such corporate records, minutes and records of corporate proceedings of the Company, and organizational documents of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed necessary as a basis for the opinions hereinafter expressed.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all such documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto, and the due authorization, execution and delivery of all documents by the parties thereto. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, public officials and others.

We have also assumed that:

(i)	the Registration Statement and any amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;
(ii)	a Prospectus Supplement or term sheet will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws;
(iii)	all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;
(iv)	the Securities will be issued and sold in the form and containing the terms set forth in the Registration Statement, the appropriate Prospectus Supplement and, as applicable, the Existing Indenture, the Form Indenture, New Indenture, Warrant Agreement, Subscription Rights Agreement or other Securities Agreements;
(v)	at the time of the issuance, sale and delivery of each such Security, the authorization of such Security by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Security;
(vi)	the Securities offered, as well as the terms of the Existing Indenture, the Form Indenture, New Indenture, Warrant Agreements, Subscription Rights Agreements and other Securities Agreements, as they will be executed, delivered and performed, do not conflict with or violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company;
(vii)	the Company will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Securities being offered and to execute and deliver the Existing Indenture, the Form Indenture, New Indenture, Warrant Agreements, Subscription Rights Agreements and other Securities Agreements;
(viii)	the Securities offered as well as the terms of the Existing Indenture, the Form Indenture, New Indenture, Warrant Agreements, Subscription Rights Agreements and other Securities Agreements, as they will be executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company;
(ix)	the Existing Indenture, the Form Indenture, the New Indenture and the Trustees of each such indenture will have been qualified under the Trust Indenture Act of 1939, as amended; and
(x)	a definitive purchase, underwriting or similar agreement (each, a “Purchase Agreement”), if applicable, with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further qualifications and limitations set forth below, we are of the opinion that:

1.	When, as and if (a) the Existing Indenture has been duly authorized, executed and delivered by each of the Company and the Trustee, (b) the final terms of the Debt Securities to be issued pursuant to the Existing Indenture are duly authorized and established for issuance by all necessary corporate action on the part of the Company, (c) the Debt Securities to be issued pursuant to the Existing Indenture have been duly executed by the Company and authenticated by the Trustee in accordance with the provisions of the Existing Indenture, delivered to and paid for by the purchasers thereof pursuant to applicable Purchase Agreement and any other documents governing their issuance and sale and (d) the terms of the Debt Securities to be issued pursuant to the Existing Indenture as established comply with the requirements of the Investment Company Act of 1940, as amended, the Debt Securities issued pursuant to the Existing Indenture will be validly issued and binding obligations of the Company, enforceable against the Company in accordance with the terms thereof and will be entitled to the benefits of the Existing Indenture.
2.	When, as and if (a) the Form Indenture has been duly authorized, executed and delivered by each of the Company and the Trustee, (b) the final terms of the Debt Securities to be issued pursuant to the Form Indenture are duly authorized and established for issuance by all necessary corporate action on the part of the Company, (c) the Debt Securities to be issued pursuant to the Form Indenture have been duly executed by the Company and authenticated by the Trustee in accordance with the provisions of the Form Indenture, delivered to and paid for by the purchasers thereof pursuant to applicable Purchase Agreement and any other documents governing their issuance and sale and (d) the terms of the Debt Securities to be issued pursuant to the Form Indenture as established comply with the requirements of the Investment Company Act of 1940, as amended, the Debt Securities to be issued pursuant to the Form Indenture will be validly issued and binding obligations of the Company, enforceable against the Company in accordance with the terms thereof and will be entitled to the benefits of the Form Indenture.
3.	When, as and if (a) the New Indenture has been duly authorized, executed and delivered by each of the Company and the Trustee, (b) the final terms of the Debt Securities to be issued pursuant to the New Indenture are duly authorized and established for issuance by all necessary corporate action on the part of the Company, (c) the Debt Securities to be issued pursuant to the New Indenture have been duly executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture, delivered to and paid for by the purchasers thereof pursuant to applicable Purchase Agreement and any other documents governing their issuance and sale and (d) the terms of the Debt Securities to be issued pursuant to the New Indenture as established comply with the requirements of the Investment Company Act of 1940, as amended, the Debt Securities to be issued pursuant to the New Indenture will be validly issued and binding obligations of the Company, enforceable against the Company in accordance with the terms thereof and will be entitled to the benefits of the New Indenture.
4.	When, as and if (a) any particular series of Warrants has been duly authorized and duly established in accordance with the applicable Warrant Agreement and applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Warrants (and any required amendment or supplement to the applicable Warrant Agreement), (c) the Warrants have been duly executed, attested, issued and delivered by duly authorized officers against payment therefor in accordance with such authorization, the applicable Warrant Agreement, the applicable Purchase Agreement and applicable law and authenticated by the Warrant Agent (including any Warrants duly executed and delivered upon the exchange or conversion of Warrants that are exchangeable or convertible into another series of Warrants) and (d) the terms of the Warrants as established comply with any applicable requirements of the Investment Company Act of 1940, as amended, such Warrants will constitute validly issued and binding obligations of the Company, enforceable against the Company in accordance with the terms thereof.
5.	When, as and if (a) any Subscription Rights have been duly authorized and duly established in accordance with the applicable Subscription Rights Agreement and applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Subscription Rights (and any required amendment or supplement to the applicable Subscription Rights Agreement), (c) the Subscription Rights Agreements have been duly executed, attested, issued and delivered by duly authorized officers against payment therefor, if applicable, in accordance with such authorization, the applicable Subscription Rights Agreement, the applicable Purchase Agreement and applicable law and authenticated by the Rights Agent and the rights certificates evidencing the Subscription Rights have been authenticated by the Rights Agent and (d) the terms of the Subscription Rights as established comply with any applicable requirements of the Investment Company Act of 1940, as amended, such Subscription Rights will constitute validly issued and binding obligations of the Company, enforceable against the Company in accordance with the terms thereof.

6.

When, as and if (a) any Units have been duly authorized and duly established in accordance with the applicable Securities Agreement and applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Units (and any required amendment or supplement to the applicable Securities Agreement), (c) the Units and the applicable Securities Agreements have been duly executed, attested, issued and delivered by duly authorized officers and (d) the terms of the Units as established comply with any applicable requirements of the Investment Company Act of 1940, as amended, such Units will constitute validly issued and binding obligations of the Company, enforceable against the Company in accordance with the terms thereof.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) public policy considerations which may limit the rights of parties to obtain certain remedies, (v) any requirement that a claim with respect to any security denominated in other than U.S. dollars (or a judgment denominated in other than U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined in accordance with applicable law, (vi) an order of a governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit and (vii) any laws except the laws of the State of New York. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern.

We express no opinion with respect to the enforceability of: (i) consents to, or restrictions upon, judicial relief or jurisdiction or venue; (ii) waivers of rights or defenses with respect to stay, extension or usury laws; (iii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iv) waivers of broadly or vaguely stated rights; (v) provisions for exclusivity, election or cumulation of rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations; (vii) grants of setoff rights; (viii) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (ix) proxies, powers and trusts; (x) restrictions upon non-written modifications and waivers; (xi) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (xii) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency; and (xiii) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty. In addition, we express no opinion with respect to (i) whether acceleration of Debt Securities may affect the collectability of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon, (ii) compliance with laws relating to permissible rates of interest or (iii) the creation, validity, perfection or priority of any security interest or lien.

To the extent that the obligations of the Company under the Existing Indenture, the Form Indenture, the New Indenture, the Warrant Agreements, the Subscription Rights Agreements or other Purchase Agreements (collectively, the “Securities Agreements”) may be dependent on such matters, we assume for purposes of this opinion that the applicable Trustee, Warrant Agent or Rights Agent (each an “Agent” and collectively, the “Agents”) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such Agent is duly qualified to engage in the activities contemplated by the applicable Securities Agreements; that each Securities Agreement has been duly authorized, executed and delivered by applicable Agent and constitutes the legally valid and binding obligations of such Agent, enforceable against such Agent in accordance with its terms; that the applicable Agent is in compliance, generally and with respect to acting as an agent under the applicable Securities Agreements with all applicable laws and regulations; and that the applicable Agent has the requisite organizational and legal power and authority to perform its obligations under the applicable Securities Agreements.

We hereby consent to the filing of this opinion as Exhibit (l)(2) to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of New York and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. The manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. This letter is not intended to guarantee the outcome of any legal dispute which may arise in the future. None of the opinions or other advice contained in this letter considers or covers any foreign or state securities (or “blue sky”) laws or regulations.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof and we assume no obligation to revise or supplement this opinion.

This opinion is furnished to you in accordance with the requirements of subparagraph (l) of Item 25.2 of Part C of Form N-2, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Very truly yours,
/s/ Kirkland & Ellis LLP
KIRKLAND & ELLIS LLP